Exhibit 3.2

AMENDED AND RESTATED BYE - LAWS

of

MONTPELIER RE HOLDINGS LTD.

i

27.	Duties of Officers; Exercise of Executive Authority	11
28.	Chairman of Meetings	11
29.	Register of Directors and Officers	11

MINUTES		12
30.	Obligations of Board to Keep Minutes	12

INDEMNITY		12
31.	Indemnification of Directors and Officers of the Company	12
32.	Waiver of Claim by Member	13

MEETINGS		14
33.	Notice of Annual General Meeting	14
34.	Notice of Special General Meeting	14
35.	Accidental Omission of Notice of General Meeting	14
36.	Meeting Called on Requisition of Members	14
36A.	Notice of Member Business and Nominations - Annual General Meetings	14
36B.	Notice of Member Business and Nominations — Special General Meetings	18
36C.	Notice of Member Business and Nominations - General	19
37.	Short Notice	20
37A.	Giving Notice and Access	20
38.	Postponement of Meetings	21
39.	Quorum for General Meeting	21
40.	Adjournment of Meetings	21
41.	Attendance at Meetings	21
42.	Written Resolutions	21
43.	Attendance of Directors	22
44.	Voting at Meetings	22
45.	Decision of Chairman	23
46.	Demand for a Poll	23
47.	Seniority of Joint Holders Voting	24
48.	Instrument of Proxy	25
49.	Representation of Corporations at Meetings	25

VOTES OF MEMBERS		26
50.	General	26
51.	Limitation on Voting Rights of Controlled Shares	26

52.	Notice	27
53.	Requirement to Provide Information and Notice	27

SHARE CAPITAL AND SHARES		29
54.	Rights of Shares	29
54A.	Rights of Treasury Shares	30
55.	Power to Issue Shares	30
56.	Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company	31
57.	Registered Holder of Shares	32
58.	Death of a Joint Holder	32
59.	Share Certificates	32
60.	Lien on, Calls on and Forfeiture of Shares	33

REGISTER OF MEMBERS		36
61.	Contents of Register of Members	36
62.	Inspection of Register of Members	36
63.	Determination of Record Dates	36

TRANSFER OF SHARES AND WARRANTS		37
64.	Instrument of Transfer	37
65.	Restriction on Transfer	37
66.	Transfers by Joint Holders	38

TRANSMISSION OF SHARES		38
67.	Representative of Deceased Member	38
68.	Registration on Death or Bankruptcy	39

DIVIDENDS AND OTHER DISTRIBUTIONS		39
69.	Declaration of Dividends by the Board	39
70.	Other Distributions	39
71.	Reserve Fund	39
72.	Deduction of Amounts Due to the Company	39

CAPITALISATION		39
73.	Issue of Bonus Shares	39

ACCOUNTS AND FINANCIAL STATEMENTS		40
74.	Records of Account	40

75.	Financial Year-end	40
76.	Financial Statements	40

AUDIT		40
77.	Appointment of Auditor	40
78.	Remuneration of Auditor	40
79.	Vacation of Office of Auditor	41
80.	Access to Books of the Company	41
81.	Report of the Auditor	41

NOTICES		41
82.	Notices to Members of the Company	41
83.	Notices to Joint Members	41
84.	Service and Delivery of Notice	41
85.	Certain Subsidiaries	42

SEAL OF THE COMPANY		42
86.	The Seal	42
87.	Manner in Which Seal is to be Affixed	42

BENEFITS AND INSURANCE		43
88.	Benefits and Insurance	43

WINDING-UP		43
89.	Determination to Liquidate/Winding-up/Distribution by Liquidator	43

CERTAIN TAX PROVISIONS		44
90.	Unrelated Business Taxable Income	44

ALTERATION OF BYE-LAWS		44
91.	Alteration of Bye-laws	44

SCHEDULE - FORM A (Intentionally Omitted)		A-1

SCHEDULE - FORM B (Bye-law 60)		A-2

SCHEDULE - FORM C (Bye-law 64) (Intentionally Omitted)		A-3

SCHEDULE - FORM D (Bye-law 68)		A-4

INTERPRETATION

1.   Interpretation

(1)   In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a)                                  “Act” means the Companies Act 1981 of Bermuda as amended from time to time;

(b)                                 “Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.  Without limiting the generality of the foregoing, the term “Affiliate” shall include an investment fund managed by such Person or by a Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person;

(c)                                  “Auditor” includes any individual or partnership;

(d)                                 “Bye-laws” means these Bye-laws and the Schedules attached hereto;

(e)                                  “Business Day” means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States are authorised or obligated by law or executive order to close;

(f)                                    “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(g)                                 “Cause” means wilful misconduct, fraud, gross negligence, embezzlement or any other criminal conduct or any physical or mental disability that would substantially impair the ability of a Director to function in that capacity;

(h)                                 “Code” means the United States Internal Revenue Code of 1986, as amended;

(i)                                     “Company” means the company for which these Bye-laws are approved and confirmed;

(j)                                     “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and, except when used in the term “Controlled Shares” as defined in Bye-law 1(k) below, “Controlling” and “Controlled” shall have meanings correlative to the foregoing;

(k)                                  “Controlled Shares” in reference to any Person means all shares of the Company directly, indirectly or constructively owned by such Person within the meaning of Section 958 of the Code;

(l)                                     “day” means a calendar day;

(m)                               “Designated Company Director” means a person elected to the office of Designated Company Director in accordance with Bye-law 85;

(n)                                 “Director” means a director of the Company;

(o)                                 “Fair Market Value” means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws or with respect to the exercise price of options under Bye-law 55(5), (a) if such shares are listed on a securities exchange (or quoted in a securities quotation system),  the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws or the day on which the options are granted under Bye-law 55(5), or (b) (i) with respect to a repurchase, if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent U.S. nationally recognised investment banking firm chosen by the Member whose shares are to be so repurchased by the Company and reasonably satisfactory to the Company; provided, that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (A) shall not include any discount relating to (x) the absence of a public trading market for, or any transfer restrictions on, such shares, or (y) the fact that such shares being repurchased represent a minority of the issued and outstanding shares, and (B) shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be, or (ii) with respect to the exercise price of options, if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by the Board of Directors of the Company in good faith;

(p)                                 “initial public offering” means the completion, whether by the Company or any Members, of the initial public offering of the shares pursuant to a registration statement filed pursuant to the Securities Act;

(q)                                 “Member” means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

(r)                                    “9.5% U.S. Shareholder” of the Company means a U.S. Person that owns shares (within the meaning of Section 958(a) of the Code) and is considered a “United States shareholder” of the Company (as defined in Section 951(b) of the Code); provided, that for these purposes, “9.5 percent” shall be substituted for “10 percent” wherever such term appears in Section 951(b) of the Code;

(s)                                  “notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(t)                                    “Officer” means any person appointed by the Board to hold an office in the Company;

(u)                                 “Person” means an individual, company, corporation, limited liability company, firm, partnership, trust, estate, unincorporated association, other entity or a body of Persons;

(v)                                 “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(w)                               “Register of Members” means the Register of Members referred to in these Bye-laws;

(x)                                   “Resident Representative” means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

(y)                                 “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

(z)                                   “Rule 144” means Rule 144 under the Securities Act, or any successor rule thereto;

(aa)                            “Securities Act” means the U.S. Securities Act of 1933, as amended, or any U.S. federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement federal statute;

(bb)                          “U.S. Person” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal tax purposes that is created in, or organised under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source, (iv) a “U.S. Trust” (as defined in the Code) or (v) any entity treated as one of the foregoing under any provision of the Code (e.g., a Bermuda insurance company that elects under Section 953(d) of the Code to be treated as a domestic corporation);

(cc)                            “Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

(dd)                          “United Kingdom” means England, Scotland, Wales and Northern Ireland; and

(ee)                            “United States” or “U.S.” means the United States of America and dependent territories or any part thereof.

(2)   In these Bye-laws, where not inconsistent with the context:

(a)                                  words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine gender;

(c)                                  the word:

(i)                                     “may” shall be construed as permissive;

(ii)                                  “shall” shall be construed as imperative; and

(d)                                 unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3)   Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4)   Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2.   Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.   Management of the Company

(1)   In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

(2)   No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3)   The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.   Power to Appoint Managing Director or Chief Executive Officer

The Board may, from time to time, appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   Power to Appoint Manager

The Board may appoint a person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.   Power to Authorise Specific Actions

Except as otherwise provided herein, the Board may from time to time and at any time authorise any Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company and to make regulatory filings and take such other actions as the Board may authorise.

7.   Power to Appoint Attorney

The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.

8.   Power to Delegate to a Committee

The Board may delegate any of its powers to a committee appointed by the Board which shall consist entirely of Directors and every such committee shall conform to such directions as the Board shall impose on them.  The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

9.   Power to Appoint and Dismiss Employees

The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.    Power to Borrow and Charge Property

(1)          The Board may exercise all the powers of the Company to borrow money, to assume, guarantee or otherwise become directly or indirectly liable for indebtedness for borrowed money,  and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof.

(2)          The Board may exercise all the powers of the Company to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.    Exercise of Power to Purchase Shares of or Discontinue the Company

(1)          The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

(2)          Intentionally Omitted

(3)          Without limiting the foregoing, subject to Section 42A of the Act and the approval of the Bermuda Monetary Authority or other applicable governmental or regulatory body (such approval restriction being applicable to all this Bye-law 11(3)), if the Board reasonably determines in good faith based on an opinion of counsel that share ownership, directly, indirectly or constructively, by any Member is likely to result in adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any of its subsidiaries or any of its Members, the Company will have the option, but not the obligation, to purchase the minimum number of shares which is necessary to avoid or cure such adverse consequences or treatment (but only to the extent the Board reasonably determines in good faith that such action would avoid or cure such adverse consequences or treatment) with immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company repurchases such shares (the “Purchase Price”), subject to the provisions of this Bye-law 11(3).

The Board shall notify such Member promptly that it has determined that the provisions of this Bye-law 11(3) may apply to such Member, and shall provide such Member with seventy-five (75) days (subject to any extension reasonably necessary to obtain regulatory approvals necessary in connection with any proposed sale by the Member, if being diligently pursued, but in any event not more than an additional ninety (90) days), prior to and in lieu of such repurchase, to remedy the circumstances pursuant to which the ownership of shares by such Member may result in adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any of its subsidiaries or any of its Members (including by such Member selling such shares to a third party, subject to Bye-law 65 and any other relevant provisions of these Bye-laws; provided, that, for the avoidance of doubt, this Bye-law 11(3) does not release such Member from any contractual restriction on transfer to which such Member is subject) and, if applicable, to select an investment bank to determine the Fair Market Value of such shares.

If a Member subject to application of this Bye-law 11 does not remedy the consequences or treatment described in the preceding two paragraphs within the period referred to above, the Company shall have the right, but not the obligation, to purchase such shares at the Fair Market Value thereof.  If the Company shall determine not to purchase such shares at the Fair Market Value pursuant to this Bye-law 11, the Company shall notify each other Member thereof, and shall permit the other Members to purchase such shares at the Fair Market Value in its stead, pro rata, to the number of shares then held by each such Member, and then, to the extent that any Members shall fail to accept such offer, to the other Members who have elected to purchase their portion of such shares.  After offering the shares to be repurchased to the other Members in accordance with the preceding sentence, the Company will also be entitled to assign its purchase right to a third party which may purchase such shares at the Fair Market Value.  Each Member shall be bound by the determination by the Company to purchase or assign its right to purchase such Member’s shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

The Board will exercise all reasonable efforts to exercise this option to purchase shares from Members equitably and, to the extent possible, equally among similarly situated Members.

In the event that the Member(s) or the Company or its assignee(s) determine to purchase any such shares, the Company shall provide each Member concerned with written notice of such determination (a “Purchase Notice”) at least five calendar days prior to such purchase or such shorter period as each such Member may authorise, specifying the date on which any such shares are to be purchased and the Purchase Price.  The Company may revoke the Purchase Notice at any time before the Member(s), the Company or its assignee(s) pay for the shares.  The Board may authorise any person to sign, on behalf of any Member who is the subject of a Purchase Notice, an instrument of transfer relating to any of such Member’s shares which the Company has an option to purchase.  Payment of the Purchase Price by the Member(s), the Company or its assignee(s) shall be by wire transfer or certified check and made at a closing to be held no less than five calendar days after receipt of the Purchase Notice by the selling Member.

(4)          Intentionally Omitted

12A.             Exercise of Power to Acquire Treasury Shares of the Company

The Company may acquire its own shares as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

12B.               Election of Directors

The Board shall consist of not less than five (5) and not more than fifteen (15) Directors. The maximum size of the Board at any time and from time to time within that range (which shall not exceed fifteen (15)) may be determined by resolution of the Board or by a vote of the Members at a general meeting. Any vacancy on the Board not filled at any general meeting shall remain a vacancy for the purposes of these Bye-laws.  The Directors shall be divided into three (3) classes as nearly equal as possible (Class A, Class B and Class C).  The initial Class A Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2003; the initial Class B Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2004; and the initial Class C Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2005.  At each annual general meeting of Members, the successor or successors of the class of Directors shall hold office for a term expiring at the annual general meeting of Members held in the third year following the year of their election.  The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation, or removal.

13.    Defects in Appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.    Alternate Directors

The Company shall only have alternate directors if approved by the Board and the Members in general meeting.

15.    Observers’ Rights

The Board may grant, in its discretion and to Members who so request, the right to designate persons to attend meetings of the Board or committees appointed by the Board, in each case as non-voting observers.  Any such observers shall be reasonably acceptable to the Board.  Such grant of observers’ rights by the Board may be revoked by the Board, subject to any relevant contract in which the Company has agreed to grant observers’ rights.  The Company shall not be responsible for any travel or other expenses of any such observer.  No breach of any observer’s rights shall invalidate any proceeding or resolution of the Board.

16.    Removal of Directors

(1)          Subject to any provision to the contrary in these Bye-laws, the Members may, at any annual general meeting or any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only for Cause by the affirmative vote of Members holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company after giving effect to any reduction in voting power required under Bye-law 51; provided, that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2)          A vacancy on the Board created by the removal of a Director under this Bye-law may only be filled by the affirmative vote of Members holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company after giving effect to any reduction in voting power required under Bye-law 51.  A Director so elected shall hold office in the same class of Directors as the removed Director held until the next annual general meeting or until such Director’s office is otherwise vacated.

17.    Vacancies on the Board

(1)          Without prejudice to the power of the Members by resolution to appoint any person to be a Director in accordance with these Bye-Laws, the Board, so long as a quorum of Directors remains in office, shall have the power from time to time and at any time, by the affirmative vote of at least a majority of the Directors then in office, to appoint any person as a Director to fill any vacancy on the Board.  A Director so appointed to fill a vacancy resulting from death, disqualification, resignation, or removal shall hold office in the same class of Directors as the Director whose vacant position he is filling provided that all Directors appointed by the Board pursuant to this Bye-Law 17 shall hold office only until the next following annual general meeting. If not duly elected at such annual general meeting, such Director shall vacate office at the conclusion thereof.

(2)          The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3)          The office of Director shall be vacated if the Director:

(a)                                  is removed from office for Cause pursuant to Bye-law 16 or is prohibited from being a Director by law;

(b)                                 is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes of unsound mind or dies;

(d)                                 resigns his or her office by notice in writing to the Company.

18.    Notice of Meetings of the Board

(1)          A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board upon notice duly given as provided in Bye-law 18(2) below.

(2)          Notice of a meeting of the Board shall be deemed to be duly given to a Director if, at least 7 days prior to such meeting, it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose; provided, however, that a Director may consent to a shorter notice of any meeting period than the requirement of the 7 days’ prior notice period of any meeting orally or in writing before the commencement of the meeting.

19.    Quorum at Meetings of the Board

(1)          The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors in office from time to time and in no event shall be less than three (3) Directors.

(2)          The quorum necessary for the transaction of business at a meeting of any committee of the Board shall be two persons who sit on such committee.

20.    Meetings of the Board

(1)          The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2)          Directors may participate in any meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3)          Each Director shall have one (1) vote on any resolution to be decided by the Board unless disqualified from voting in accordance with these Bye-laws.  Except as otherwise provided herein, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

21.    Unanimous Written Resolutions

A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.  Such resolution shall be deemed to be adopted, as an act of the Board, at the place where, and at the time when, the last signature of a Director is affixed thereto.

22.    Contracts and Disclosure of Directors’ Interests

(1)          Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director; provided, that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2)          As required by the Act, a Director shall declare the nature of any direct or indirect interest in a contract or proposed contract or arrangement between the Company and himself, his Affiliates, or a Person who employs or has employed the Director within the preceding twelve (12) months.

(3)          A Director may not vote in respect of any contract or proposed contract or arrangement in which any of the following Persons are interested:  (i) the Director; (ii) the Director’s Affiliates (except for the Company or any Designated Company, as defined in Bye-law 85); or (iii) a Person who employs or has employed the Director within the preceding twelve (12) months.  Such a director may be counted in the quorum at such meeting.  A resolution with regard to a vote in respect of any such contract or proposed contract or arrangement shall be carried by the affirmative votes of a majority of the votes cast by Directors at such meeting who are not so, directly or indirectly, interested.

23.    Remuneration of Directors

(1)          The remuneration and benefits (if any) of the Directors, including without limitation, participation in any share option or incentive plan and loans (with the general or specific consent required by Section 96 of the Act) in connection therewith, shall only be permitted to the extent permitted under applicable law, and shall be determined by the Board and shall be deemed to accrue from day to day.  The Directors shall also be reimbursed for all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

(2)          A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

(3)          To the extent permitted under applicable law, the Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

OFFICERS

24.    Appointment of Officers

(1)              The Board may appoint such officers (who may or may not be Directors) as the Board may determine.

25.    Appointment of Secretary

The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

26.    Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

27.    Duties of Officers; Exercise of Executive Authority

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.    Chairman of Meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President, if there be one, shall act as chairman at all meetings of the Members and of the Board at which such person is present.  In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.    Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

30.    Obligations of Board to Keep Minutes

(1)          The Board shall cause minutes to be duly entered in books provided for the purpose:-

(a)                                  of all elections and appointments of Officers;

(b)                                 of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

(2)          Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

31.    Indemnification of Directors and Officers of the Company

(1)          The Company shall indemnify its Officers and Directors to the fullest extent possible except as prohibited under the Act.  Without limiting the foregoing, the Directors, Secretary and other Officers (such term to include for the purposes of Bye-laws 31 and 32, any Person appointed to any committee by the Board or any Person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan)) and employees of the Company acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company (and the Company, in the discretion of the Board, may so indemnify and secure harmless a Person by reason of the fact that such Person was an agent of the Company or was serving at the request of the Company in any other capacity for or on behalf of the Company) from and against all actions, costs, charges, losses, damages and expenses (including, without limitation, attorney’s fees in defending any such action or in proceeding against the Company to recover under this Bye-law) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, including without limitation, any acts taken or omitted with regard to subsidiary companies of the Company, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effect belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter prohibited by the Act.

(2)          Any indemnification under this Bye-law 31, unless ordered by a court, shall be made by the Company only as authorised in the specific case upon a determination that indemnification of such Person is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraph (1) of this Bye-law 31.  Such determination shall be made (i) by the Board by a majority vote of disinterested Directors or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Members.

(3)          Expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by any Director, Secretary, other Officer or employee of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to paragraph (1) of this Bye-law 31 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall be ultimately determined that such Person is not entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law; provided, that if it is determined by either (i) a majority vote of Directors who were not parties to such action, suit or proceeding or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such Person is entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this paragraph (3) of this Bye-law 31.  The Company, in the discretion of the Board, may pay such expenses (including attorneys’ fees) incurred by agents of the Company or by Persons serving at the request of the Company in any other capacity for or on behalf of the Company upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

(4)          The indemnification and advancement of expenses provided in these Bye-laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(5)          The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 31 shall, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(6)          The Company may purchase and maintain insurance to protect itself and any Director, Officer or other Person entitled to indemnification pursuant to this Bye-law to the fullest extent permitted by law.

(7)          No amendment or repeal of any provision of this Bye-law 31 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

32.    Waiver of Claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company; provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

33.    Notice of Annual General Meeting

The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.  No annual general meeting shall take place in the United States or in the United Kingdom.  At least 15 days’ notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

34.    Notice of Special General Meeting

The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgement such a meeting is necessary, upon not less than 15 days’ notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.  No special general meeting shall take place in the United States or in the United Kingdom.

35.    Accidental Omission of Notice of General Meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.    Meeting Called on Requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition of not less than one tenth of the paid up share capital of the Company as at the date of the deposit carrying the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.  The requisition delivered pursuant to this Bye-law shall contain all of the information, documents and representations required under subparagraph (3) of Bye-law 36A.

36A.             Notice of Member Business and Nominations - Annual General Meetings.

(1)              Nominations of persons for election to the Board and the proposal of business to be considered by the Members may be made at an annual general meeting (a) pursuant to the Company’s notice of meeting delivered pursuant to Bye-law 33, (b) by or at the direction of the President, the Chairman or the Board or (c) by any Member who is entitled to vote at the annual general meeting on the election of Directors or such business (as applicable), who complies with the notice procedures set forth in subparagraphs (2) and (3) and who is a Member of record at the time such notice is delivered to the Secretary.

(2)                      For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to subparagraph (1)(c) above, the Member must give timely notice thereof in proper written form to the Secretary and, in the case of business other than nominations of persons for election to the Board, such other business must otherwise be a proper matter for Member action.

(3)                      To be timely, a Member’s notice must be delivered to the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the Member to be timely must be so delivered not earlier than the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which the Public Announcement of the date of such annual general meeting is first made by the Company.  In no event shall the Public Announcement of an adjournment or postponement of an annual general meeting commence a new time period for the giving of a Member’s notice as described in this subparagraph (3). In order to be in proper written form, such Member’s notice must include the following information and/or documents, as applicable,

(i)                       the name and address of the Member giving the notice, as they appear in the Register of Members, and of the Beneficial Owner, if any, on whose behalf such nomination or proposal of other business is made;

(ii)                    representations that, as of the date of delivery of such notice, such Member is a holder of record of shares of the Company and is entitled to vote at such annual general meeting and intends to appear in person or by proxy at such annual general meeting to propose and vote for such nomination and any such other business;

(iii)                 as to each Member Nominee, (A) all information relating to such Member Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder (or any successor provisions thereto), including such Member Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and to being named in the Company’s proxy statement and form of proxy if the Company so determines and (B) such other information as may be reasonably requested by the Company;

(iv)                as to any other business that the Member proposes to bring before the annual general meeting, (A) a brief description of such business, (B) the text of the proposal (including the text of any resolutions proposed for consideration and (C) the reasons for conducting such business at the annual general meeting; and

(v)                   in all cases (A) the name of each Covered Person and a description of each agreement, arrangement or understanding (whether written or oral) between Covered Persons, (B) a list of the class and number of shares of the Company that are Beneficially Owned or owned of record by each Covered Person, together with documentary evidence of such record or Beneficial Ownership, (C) a list of all Derivative Interests, (D) a description of each Voting Arrangement, (E) details of all Other Interests, (F) a description of all economic terms of all such Derivative Interests, Voting Arrangements and Other Interests and copies of all agreements and other documents (including but not limited to master agreements, confirmations and all ancillary documents and the names and details of the counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Arrangement and Other Interests, (G) a list of all transactions by each Covered Person involving any shares of shares of the Company or any Derivative Interests, Voting Arrangements or Other Interests within 6 months prior to the date of the notice and (H) a representation whether any Covered Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect any Member Nominee or approve such proposal and/or otherwise to solicit or participate in the solicitation of proxies from Members in support of such nomination or proposal.

(4)  A notice delivered to the Secretary by or on behalf of any Member under this Bye-law shall be deemed to be not in compliance with this Bye-law and not be effective if (x) such notice does not include all of the information, documents and representations required under this Bye-law or (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant annual general meeting and such information and/or document is not delivered to the Secretary at the registered office of the Company by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant annual general meeting, within five business days after such event; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties.

(5)  Notwithstanding the first sentence of subparagraph (3), in the event that the number of directors to be elected to the Board is increased effective at the next annual general meeting  and there is no Public Announcement specifying the size of the increased Board made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual general meeting, a Member’s notice required by this Bye-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the registered office of the Company not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Company and such notice otherwise complies with the requirements of this Bye-law.

(6)  For the purpose of these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings:

(a) “Beneficial Owner” means the beneficial owner of the stock of the Company and the Beneficial Owner, shall be deemed to “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any capital stock of the Company (a) that such Person or any of such Person’s Affiliates or associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) is deemed to “beneficially own” within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act or any successor provisions thereto, or (b) that is the subject of, or the reference security for or that underlies any Derivative Interest of such Person or any of such Person’s Affiliates or associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto), with the number of shares of capital stock of the Company deemed Beneficially Owned being the notional or other number of shares of capital stock of the Company specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of capital stock of the Company is specified in such documentation, as determined by the Board in good faith to be the number of shares of capital stock of the Company to which the Derivative Interest relates.  When two or more Persons act as a partnership, limited partnership, syndicate, or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding, or disposing of securities of the Company or for the purpose of proposing one or more Member Nominees, putting forward any other proposal for consideration or voting together on any matter presented at a general meeting, such syndicate or group shall be deemed a “Person” for the purpose of these Bye-laws.  In addition, any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement, or device with the purpose or effect of divesting such Person of Beneficial Ownership of any capital stock of the Company or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of this Bye-laws shall be deemed for the purposes of these Bye-laws to be the Beneficial Owner of such capital stock of the Company;

(b) “Covered Person” means each Person (including any successor thereto) with whom the Member, any Beneficial Owner, any Member Group Member and each other Person (including any successor thereto) with whom any Member Group Member either is acting in concert with respect to the Company or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person (including any successor thereto) in response to a public proxy solicitation made generally by such Person to all holders of common stock of the Company) or disposing of any capital stock of the Company or to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses);

(c) “Derivative Interest” means (a) all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Company or with a value derived or calculated in whole or in part from the value of the Company or any security of the Company, in each case, directly or indirectly owned of record or Beneficially Owned by any Covered Person and (b) each other direct or indirect opportunity of any Covered Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Company, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such Covered Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such Person may have entered into other transactions that hedge the economic effect of such interest;

(d) “Exchange Act” means the Securities Exchange Act of 1934 (as amended from time to time);

(e) “Member Group Member” means any Member Nominee and their respective Affiliates and associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto);

(f) “Member Nominee” means each person whom a Member proposes to nominate for election as a Director;

(g “Other Interests” means other material interests of each Covered Person in such nomination or proposal or capital stock of the Company (including any rights to dividends or performance related fees based on any increase or decrease in the value of such capital stock or Derivative Interests);

(h) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Members (including any quarterly income statement); and

(i) “Voting Arrangement” means each agreement, arrangement or understanding (whether written or oral) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, any Covered Person with respect to any capital stock of the Company, Member Nominee or other proposal.

36B.               Notice of Member Business and Nominations — Special General Meetings.

(1)  Only such business shall be conducted at a special general meeting as shall have been brought before the meeting:

(a) pursuant to the notice of meeting delivered by the Company pursuant to Bye-law 34 or

(b) pursuant to the notice of meeting requisitioned pursuant to Bye-law 36 and delivered by the Company pursuant to Section 74 of the Act.

(2)  At a special general meeting of Members at which directors are to be elected, nominations of persons for election to the Board may be made (i) by or at the direction of the Board or (ii) by any Member who is entitled to vote at the special general meeting on the election of directors, who complies with the notice procedures set forth in this Bye-law 36B and who is a Member of record at the time such Member’s notice is delivered to the Secretary.

(3)  At a special general meeting of Members at which directors are to be elected, any Member may nominate such number of persons for election to such position(s) as are specified in the Company’s notice of meeting, if the Member’s notice thereof, containing all of the information, documents and representations required under Bye-law 36A (3) shall be delivered to the Secretary at the registered office of the Company not earlier than the 120th day prior to such special general meeting and not later than the close of business on the later of the 90th day prior to such special general meeting and the 10th day following the day on which Public Announcement of the date of the special general meeting and of the nominees proposed by the Board to be elected at such special general meeting is first made by the Company.

(4)              A notice delivered to the Secretary by or on behalf of any Member under this Bye-law 36B shall be deemed to be not in compliance with this Bye-law 36B and not be effective if (x) such notice does not include all of the information, documents and representations required under this Bye-law 36B or (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant special general meeting and such information and/or document is not delivered to the Secretary at the registered office of the Company by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties.  In no event shall the Public Announcement of an adjournment or postponement of a special general meeting commence a new time period for the giving of a Member’s notice as described above.

36C.               Notice of Member Business and Nominations - General

Only persons who are nominated in accordance with the procedures and other requirements set forth in Bye-laws 36A and 36B shall be eligible to be elected as directors at a general meeting and only such business shall be conducted at a general meeting as shall have been brought before the meeting in accordance with the procedures set forth in Bye-laws 36, 36A or 36B.  The Board may adopt by resolution such rules and regulations for the conduct of general meetings as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board or these Bye-laws, the Chairman shall have the right and authority to convene the general meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman, are appropriate for the proper conduct of the general meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman, may include the following:

(a) the establishment of an agenda or order of business for the general meeting;

(b) rules and procedures for maintaining order at the meeting and the safety of those present;

(c) limitations on attendance at or participation in the general meeting to Members, their duly authorized proxies and such other persons as the Board or the Chairman shall determine;

(d) restrictions on entry to the general meeting after the time fixed for the commencement thereof; and

(e) limitations on the time allotted to questions or comments by participants.

Except as otherwise provided by the Act, and these Bye-laws, the Board or the Chairman shall, if the facts warrant, determine and declare to the general meeting that any business (including a nomination for election as a director) was not properly brought before the general meeting (including whether such business proposed to be brought before the general meeting was made in accordance with the procedures and other requirements set forth in these Bye-laws (including Bye-laws 36, 36A and 36B)) and if the Board or the Chairman should so determine, shall so declare to the general meeting, and any such business not properly brought before the general meeting shall not be transacted or considered.  Notwithstanding the foregoing provisions of Bye-laws 36, 36A and 36B, unless otherwise required by the Act, if the Member (or a qualified representative of the Member) does not appear at the annual general or special general meeting to present and vote for a nomination and any such other proposed business previously put forward by or on behalf of such Member or, immediately prior to the commencement of such meeting, such Member does not provide a written certification to the Company on and as of the date of the applicable meeting that such Member and each Covered Person, if any, is then in compliance with Bye-law 36A or 36B, as applicable, then such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such nomination or business may have been received by the Company.

37.    Short Notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares of the Company giving a right to attend and vote thereat in the case of a special general meeting.

37A.             Giving Notice and Access

(1)  A notice may be given by the Company to a Member:

(a) by delivering it to such Member in person; or

(b) by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c) by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d) in accordance with subparagraph (4) of this Bye-law.

(2)  Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

(3)  Any notice (save for one delivered in accordance with subparagraph (4) of this Bye-law) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means.

(4)  Where a Member indicates his consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

(5)  In the case of information or documents delivered in accordance with subparagraph (4) of this Bye-law, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

38.    Postponement of Meetings

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws); provided, that notice of postponement is given to each Member before the time for such meeting.  Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.    Quorum for General Meeting

At the commencement of any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of all of the issued and outstanding shares of the Company which have voting rights attached to them shall form a quorum for the transaction of business; provided, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.  If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

40.    Adjournment of Meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting.  Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.    Attendance at Meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting; provided, however, that no Member may participate in any general meeting while that Member (or, if any Member is a Person who is not an individual, its representative) is physically present in the United States).

42.    Written Resolutions

(1) Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting be done by resolution in writing in accordance with this Bye-law.

(2) Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon.  The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

(3)          A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

(4)          A resolution in writing may be signed in any number of counterparts

(5)          A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(6)          A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

(7)          This Bye-law shall not apply to:

(a) a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his term of office.

(8)          For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date

43.    Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

44.    Voting at Meetings

(1)          Except as required by the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative vote of a majority of the votes cast at such meeting (after giving effect to the provisions of Bye-law 51) and in the case of an equality of votes the resolutions shall fail provided (i) the sale, lease or transfer of substantially all the assets of the Company, (ii) the discontinuance of the Company out of Bermuda to another jurisdiction, (iii) mergers or amalgamations or (iv) any amendment to this Bye-law provision shall, in each case, be approved by the affirmative vote of a majority, subject to Bye-law 51, of the total number of shares entitled to vote at a meeting of Members.

(2)          Notwithstanding the provisions of paragraph (1) of this Bye-law 44, each of the following actions shall be approved by the affirmative vote of at least two-thirds, subject to Bye-law 51, of the total number of shares entitled to vote at a meeting of Members: (i) the sale, lease or transfer of substantially all the assets of the Company to an Affiliate of the Company or any officers or directors of the Company or any Affiliate thereof and (ii) any amendment to Bye-laws 1(b), 1(j), 1(k), 1(m), 1(o), 1(r), 1(bb), 11, 51, 52, 53, 56(1), 65(2), 85 or 90; provided, however, that in the case of any amendments to Bye-laws 11, 51, 52, 53, 56(1) or 65(2), such amendments shall only be subject to this paragraph (2) if such amendment (A) could have the effect of increasing any of the rights of the Company relative to any Member, or (B) otherwise could adversely affect any Member.  Any amendment to this paragraph 2 of Bye-law 44 shall be approved by the affirmative vote of at least two-thirds, subject to Bye-law 51, of the total number of shares entitled to vote at a meeting of Members.

(3)          Notwithstanding the provisions of paragraph (1) of this Bye-law 44, in the case of any transaction described in clause (i) of such paragraph (1) or in the case of a merger or amalgamation with a third party (in addition to any approval requirements set out in the Act), where any Member does not have the same right to receive the same consideration as all other Members in such transaction, such transaction must be approved by the affirmative vote of at least two-thirds, subject to Bye-law 51, of the total number of shares entitled to vote at a meeting of Members.  Any amendment to this paragraph (3) of Bye-law 44 shall be approved by the affirmative vote of at least two-thirds, subject to Bye-law 51, of the total number of shares entitled to vote at a meeting of Members.

(4)          Notwithstanding the provisions of paragraph (1) of this Bye-law 44, any amendment to (i) the last paragraph of Bye-law 54 or (ii) this paragraph 4 of Bye-law 44, shall, in each case, be approved by the affirmative vote of at least two-thirds, subject to Bye-law 51, of the total number of shares entitled to vote at a meeting of Members.

(5)          Notwithstanding any provision in this Bye-law to the contrary, if the Act requires that any relevant class of Members approve any action or the Act requires a higher vote, such voting requirements shall apply.

(6)          No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

45.    Decision of Chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.    Demand for a Poll

(1)          Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:-

(a)                                  the chairman of such meeting; or

(b)                                 at least three Members present in person or represented by proxy; or

(c)                                  any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)                                 any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(2)   Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and to the provisions of Bye-law 51, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-law or in the case of a general meeting at which one or more Members are present by telephone or electronic means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(3)   A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4)   Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.  Each person present by telephone or electronic means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47. Seniority of Joint Holders Voting

In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48. Instrument of Proxy

(1)   Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a proxy executed and delivered in accordance with these Bye-laws.  Every instrument of proxy, whether for a specified meeting or otherwise, shall be in such form (including, without limitation, written or electric form) as the Directors may from time to time determine and as required by applicable law.

(2)   A Person so authorised as a proxy or representative shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise and the grantor shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a Person so authorised is present at the meeting.

(3)   The instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith), prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

(4)   Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at the meeting or in connection with that written resolution.  The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(5)   A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided, that no intimation in writing of such death, insanity or revocation shall have been received by the Company at its registered office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

(6)   Subject to the Act, the Board may at its discretion, or the chairman of the relevant meeting may at his or her discretion with respect to such meeting only, waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions.

49. Representation of Corporations at Meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member.  Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation that is a Member.

VOTES OF MEMBERS

50. General

Each share shall entitle or limit the holder thereof to such voting rights attributable to that class (or series) of share, but the exercise of any voting right shall be subject to the provisions of Bye-law 51 below.

51. Limitation on Voting Rights of Controlled Shares

(1)   If, as a result of giving effect to the provisions of Bye-law 50 or otherwise, the votes conferred by the Controlled Shares of any Person would otherwise represent more than 9.5% of the voting power of all of the shares entitled to vote generally at an election of Directors, the votes conferred by the Controlled Shares of such Person are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such Person shall constitute 9.5% of the total voting power of all of the shares entitled to vote generally at any election of Directors.

(2)   In determining the reduction in votes conferred by Controlled Shares pursuant to Bye-law 51(1), the reduction in the vote conferred by the Controlled Shares of any Person shall be effected proportionately among all the Controlled Shares of such Person; provided, however, that if a Member owns, or is treated as owning by the application of Section 958 of the Code, interests in another Member, the reduction in votes conferred by Controlled Shares of such Member (determined solely on the basis of shares held directly by such Member and shares attributed from such other Member) shall first be effected by reducing the votes conferred on the shares held directly by the Member that owns directly or through another entity an interest in  such other Member.  The reduction in the votes of the shares held by such Member effected by the foregoing proviso shall be conferred on the shares held by such Member (and not otherwise reduced by the operation of this Bye-law 51) to the extent that so doing does not cause any Person to be treated as a 9.5% U.S. Shareholder and any remaining reduction in votes shall then be conferred proportionately among the shares held by the other Members; provided, however, that no shares shall be conferred votes to the extent that so doing shall cause any Person to be treated as a 9.5% U.S. Shareholder.

In the event that the aggregate reductions required by Bye-laws 51(1) and (2) result in less than 100 percent of the voting power of the shares being entitled to be cast, the excess of 100 percent of the voting power over the votes entitled to be cast shall be conferred on the shares held by the Members, proportionately, based on the number of shares held by each Member; provided, however, that the shares of a Member shall not be conferred votes to the extent that any U.S. Person would be considered a 9.5% U.S. Shareholder.  The maximum votes that shall be conferred pursuant to this paragraph of Bye-law 51(2) on a corporation organised under the laws of the United Kingdom shall be 24.9%.

(3)   Upon written notification by a Member to the Board, the number of votes conferred by the total number of shares held by such Member shall be reduced to that percentage of the total voting power of the Company, as so designated by such Member (subject to acceptance of such reduction by the Board in its sole discretion) so that (and to the extent that) such Member may meet any applicable insurance or other regulatory requirement (other than tax regulatory) or voting threshold or limitation that may be applicable to such member or to evidence that such Person’s voting power is no greater than such threshold.

(4)   Notwithstanding anything to the contrary in this Bye-law 51, the votes conferred by the Controlled Shares of any Person shall not exceed such amount as would result in any U.S. Person that owns shares of the Company (within the meaning of Section 958(a) of the Code) being treated as owning (within the meaning of Section 958 of the Code) more than 9.5% (or the lower percentage designated by a Member pursuant to Bye-law 51(3) hereof) of the aggregate voting power of the votes conferred by all the shares of the Company entitled to vote generally at any election of Directors.

(5)   The Board shall implement the foregoing in the manner set forth in this Bye-law.  In addition to any other provision of this Bye-law 51, any shares shall not carry rights to vote or shall have reduced voting rights to the extent that the Board reasonably determines in good faith that it is necessary that such shares should not carry the right to vote or should have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary of the Company or any Member or its affiliates; provided, that the Board will use reasonable efforts to exercise such discretion equally among similarly situated Members (to the extent possible under the circumstances).

52. Notice

Prior to any vote being cast on a resolution proposed at a meeting, the Board of Directors shall notify the Members of the voting power conferred by their shares at such meeting determined in accordance with Bye-laws 50 and 51 hereof.

53. Requirement to Provide Information and Notice

(1)   The Company shall have the authority to request from any holder of shares, and such holder of shares shall provide, (a) a statement setting forth that the holder is the direct beneficial owner of the shares or, if not, the identity of such direct beneficial owner (and, in the case of more than one beneficial owner, the shares owned by each such beneficial owner), the place of organisation of a direct beneficial owner that is other than a natural person and whether such direct beneficial owner has made an election to be treated as a U.S. Person for any purpose or whether such direct beneficial owner has elected to be treated as a Subchapter S corporation for U.S. federal income tax purposes, the citizenship and residency of any Person who is a natural person and whether such Person can be treated as a U.S. resident for U.S. tax purposes, a statement regarding whether the spouse or minor children of any such beneficial owner are also acquiring shares, and the names of the great grandparents, grandparents, parents, siblings, and lineal descendants (if living) of any such beneficial owner, and a statement as to whether such direct beneficial owner holds the power to vote the shares held by such holder and, if not, the identity of the Person empowered to vote those shares, (b) a list setting forth the name of every Person holding a direct interest in such beneficial owner, the percentage interest held by such Person therein (including, if applicable, the minimum and maximum percentage interest in the case of a direct beneficial owner the interests in which can vary), and whether such Person has a right to vote to determine the manner in which the direct beneficial owner is to vote the shares owned by such beneficial owner, (c) a list setting forth the name of any Person having an option or other right to acquire an interest in any direct beneficial owner of shares and the percentage of interests in such beneficial owner subject to such option or other right and (d) a list of any partnership or limited liability company in which the direct beneficial owner holds a direct interest and the percentage interest held therein (including, if applicable, the minimum and maximum percentage interest in the case of an interest in which can vary); provided, however, that for purposes of clause (b) of this Bye-law 53(1), if the beneficial owner of the shares is a publicly traded company, such beneficial owner shall be required to provide information only with respect to a Person having a 5% or greater ownership interest in the beneficial owner.  For purposes of this Bye-law, a Person shall be treated as a “beneficial owner” if such Person is so treated for U.S. federal income tax purposes (without giving effect to any attribution or constructive ownership rules).  In addition, the Company shall have the authority to request from any holder of shares, and such holder shall provide, to the extent that it is reasonably practicable for it to do so in such holder’s reasonable discretion, such additional information as the Company may reasonably request to determine the relationship of a holder with other holders.

(2)   Any information provided by each Member to the Company pursuant to this Bye-law, the Initial Investor Questionnaire attached as Exhibit A to a Subscription Agreement, executed in connection with a subscription for shares of the Company (each a “Subscription Agreement”), or other information provided pursuant to this Bye-law or for purposes of making the analysis required by Bye-law 11, 51 or 65 or implementing Bye-law 90, shall be deemed “confidential information” (the “Confidential Information”) and shall be used by the Company solely for the purposes contemplated by those Bye-laws (except as may be required otherwise by applicable law or regulation).  The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the Internal Revenue Service (the “Service”) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-laws, (iii) to officers and employees of the Company, as set forth in Bye-law 53(3) or (iv) as otherwise required by law or regulation.

(3)   The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the Persons referred to in Bye-law 53(2)(ii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by Bye-law 51, 11 or 65, to implement Bye-law 90 or to determine whether the Company would realise any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953(c) of the Code.  Prior to granting access to the Confidential Information to such Persons or to any officer or employee as set forth below, the Company shall inform them of its confidential nature and of the provisions of this Bye-law and shall require them to abide by all the provisions hereof.  The Company shall not disclose the Confidential Information to any Director (other than a Director that is also Chief Executive Officer, Chairman, Deputy Chairman, President or Vice President, except as required by law or regulation, upon request to the Company).  The Company shall be permitted to disclose the Confidential Information to an officer (who is not also a Director of the Company) of the Company or any of its Subsidiaries, but only if such officer requires the Confidential Information to ensure that the Company satisfies the obligations set forth in Bye-law 90, to determine whether the Company would realise any income that would be included in the income of any Member by operation of Section 953(c) of the Code or to implement Bye-law 51, 11 or 65.  For the avoidance of doubt, the Company shall be permitted to disclose to the Members and others the relative voting percentages of the Members after application of Bye-law 51.  At the written request of a Member, the Confidential Information of such Member shall be destroyed or returned to such Member after the later to occur of (i) such Member no longer being a Member or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax-related analysis.

(4)   The Company shall (i) notify a Member immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Member and, prior to such disclosure, shall permit such Member a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Bye-law, and (ii) if, in the absence of a protective order, such disclosure is required in the opinion of counsel to the Company, the Company shall make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Member notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Member and at its expense, shall use best efforts to ensure that confidential treatment will be accorded to all such disclosed information.

(5)   If a Member fails to respond to a request for information from the Company pursuant to this Bye-law, or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion determine that such Member’s shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Company in its reasonable discretion.

(6)   The Board may rely exclusively on the analysis, deliberation, reports and other communications of those Persons specified in (i)-(iii) of Bye-law 53(2) above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to, satisfying the obligations set forth in Bye-law 90, determining whether the Company would realise any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953(c) of the Code or implementing Bye-law 51, 11 or 65.

SHARE CAPITAL AND SHARES

54. Rights of Shares

Subject to any resolution of the Members or, pursuant to Bye-law 55,  the Board to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to the provisions of these Bye-laws:

(a)                                  be entitled to one vote per share (but the exercise of any voting right shall be subject to the provisions of Bye-law 51 hereof);

(b)                                 be entitled to such dividends as the Board may from time to time declare;

(c)                                  in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company;  and

(d)                                 generally be entitled to enjoy all of the rights attaching to shares.

The Company shall not undertake any transaction (including, without limitation, any transaction in which any shares would be combined into a smaller number of shares) that would cause the Company to purchase, redeem or otherwise acquire any share or fractional share held by any Member without the agreement of such Member unless approved by the affirmative vote of eighty percent (80%) of the total number of shares entitled to vote at a meeting of Members (if such transaction occurs before an initial public offering) or unless approved by the affirmative vote of at least two-thirds of the total number of shares entitled to vote at a meeting of Members (if such transaction occurs after an initial public offering); provided, however, that the foregoing restriction shall not prevent the Company from effecting the provisions of Bye-law 11(2) or 11(3) or from engaging in any amalgamation with an entity not an Affiliate of the Company and not involving an internal restructuring, any discontinuance in Bermuda and continuance in a new jurisdiction or any scheme of arrangement, in accordance with the provisions of these Bye-laws.

54A.    Rights of Treasury Shares

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

55. Power to Issue Shares

(1)   Subject to the restrictions, if any, that are provided for in these Bye-laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company at such times, for such consideration and on such terms and conditions as it may determine and, further, any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Board may determine.  Further, the Board may create and issue shares of a new class or of any existing class of shares and the Board may generally exercise the powers of the Company set out in sections 45(1)(b), (c), (d) and (e) of the Act.  The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.  The Board may create and issue series of shares including, but not limited to, series of preferred shares (which may or may not be separate classes of preferred shares), at such times, for such consideration and on such terms and conditions, with similar or different rights or restrictions as any other series (or class) and to establish from time to time the number of preferred shares to be included in each such series (or class), and to fix the designation, powers, preferences, voting rights, dividend rights, repurchase provisions, and other rights, qualifications, limitations or restrictions thereof, as it may determine.

(2)   The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(3)   The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the

Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

(4)   The Company may (and the Board may exercise such power) from time to time do any one or more of the following things:

(a)                                  make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b)                                 accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c)                                  pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)                                 issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

(5)   Notwithstanding Bye-law 55(1), the Board may not grant options to directors, officers or employees of the Company to acquire shares at an exercise price less than the Fair Market Value of any such shares on the date of grant.

56. Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company

(1)   Subject to the provisions of Section 42 of the Act and the restrictions, if any, that are provided for in these Bye-laws from time to time, any preference shares may be issued that, at a determinable date or at the option of the Members of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution approve.

(2)   Subject to the provisions of Section 43 of the Act and the restrictions, if any, that are provided for in these Bye-laws from time to time, any preference shares may be converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Members of the Company before the conversion may by resolution approve.

(3)   If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions.  Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favourable then those conferred by such common share.

(4)   The Company may from time to time change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act.  Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(5)   Subject to the restrictions, if any, that are provided for in these Bye-laws from time to time, the Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

57. Registered Holder of Shares

(1)   In addition to the provisions of Section 65(7) of the Act, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof subject to any lien the Company may have with respect to such shares in accordance with these Bye-laws, and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other Person.

(2)   Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such Person and to such address as the holder or joint holders may in writing direct.  If two or more Persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

58. Death of a Joint Holder

Where two or more Persons are registered as joint holders of a share or shares then, in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

59. Share Certificates

(1)   Every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying how much has been paid thereon.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding the provisions of Bye-law 87, the Board may determine that a share or other security certificate need not be signed (the seal attested) on behalf of the Company.

(2)   If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

60. Lien on, Calls on and Forfeiture of Shares

(1)   The Company shall have a first and paramount lien on every share (whether or not such share is a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his or her estate to the Company in connection with any loan made by the Company to such Member to acquire shares in the Company or any holding company, subsidiary company or affiliated company of the Company as permitted under Section 39A(4)(c) of the Act and in connection with any other loan made by the Company to a Member for any other purpose whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any Person other than such Member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his or her estate and any other Person, whether a Member or not.  The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.  The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Bye-law.

(2)   Subject to these Bye-laws, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen (14) clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the Person entitled thereto by reason of his or her death or bankruptcy.

(3)   The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the Person entitled to the share at the time of the sale.  To give effect to any such sale the Board may authorise some Person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

(4)   Subject to these Bye-laws and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days’ notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares.  A call may be extended, postponed or revoked in whole or in part as the Board determines but no member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

(5)   A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments.  The Board may make arrangements on the issue of shares for a difference between the shareholders in the amount of calls to be paid and in the times of payment.

(6)   A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.  The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.

(7)   If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

(8)   No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other Person, together with interest and expenses (if any) shall have been paid.

(9)   On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Bye-laws; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

(10) Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Bye-laws shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

(11) The Board may, on the issue of shares, differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment of such calls.

(12) The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money’s worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide.  The Board may at any time repay the amount so advanced upon giving to such Member not less than one month’s notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.  Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

(13) If a call remains unpaid after it has become due and payable the Board may give to the Person from whom it is due not less than fourteen (14) clear days’ notice:

(a)                                  requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

(b)                                 in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto.

(14) If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

(15) When any share has been forfeited, notice of the forfeiture shall be served upon the Person who was before forfeiture the holder of the share.  No forfeiture shall be invalidated by any omission or neglect to give such notice.

(16) The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture will include surrender.

(17) Until cancelled in accordance with the requirements of the Act, a forfeited share shall be the property of the Company and, subject to Bye-laws 50 and 51, may be sold, re-allotted, or otherwise disposed of to such Person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

(18) A Person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate as the Board determines.  The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his or her liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.  For the purposes of this Bye-law any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and date of actual payment.

(19) A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the Person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share.  When any share shall have been forfeited, notice of the declaration shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

(20) Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

(21) The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

(22) The provisions of these Bye-laws as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

61. Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

62. Inspection of Register of Members

The Register of Members shall be open to inspection at the registered office of the Company on every day other than a Saturday, Sunday or public holiday in Bermuda, or, in the case of the branch register, in the United States, in the jurisdiction where such Branch Register of Members is maintained, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such day be allowed for inspection.  The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

63. Determination of Record Dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a)                                  determining the Members entitled to receive any dividend; and

(b)                                 determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES AND WARRANTS

64. Instrument of Transfer

(1)   Subject to the Act and to such of the restrictions contained in these Bye-laws as may be applicable, any Member may transfer all or any of his shares or warrants by an instrument of transfer as specified herein.

(2)   An instrument of transfer shall be in such form as authorised by the Board but subject to the provisions of the Act applying to transfers of shares as the same shall stand from time to time including any provision requiring a proper instrument of transfer to be delivered to the Company, as the same may apply to the Company.  The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members or such warrant until the same has been transferred to the transferee in the applicable register of warrants.

(3)   The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate, in respect of the shares, or the warrants, to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

(4)   The restrictions on transfer authorised or imposed by these Bye-laws shall not be imposed in any circumstances in a way that would interfere with the settlement of trades or transactions entered into through the facilities of a stock exchange or automatic quotation system on which the shares are listed or traded from time to time; provided, that the Company may decline to register transfers in accordance with these Bye-laws and resolutions of the Board after a settlement has taken place.

65. Restriction on Transfer

(1)   The Board shall not register a transfer unless all applicable consents, authorisations and permissions of any governmental or regulatory body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained shall have been obtained.  Unless otherwise prohibited by applicable law, rule or regulation, the Board shall approve such a transfer, except as otherwise provided in these Bye-laws.

(2)   The Board may decline to register the transfer of any shares or warrants if the Board reasonably determines in good faith that, based on an opinion of counsel, (i) in the case of a transfer other than (x) pursuant to an effective registration statement under the Securities Act, (y) after an initial public offering of shares pursuant to such a registration statement, in a sale by a Member in accordance with Rule 144 or (z) in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which the shares are listed or traded from time to time, such transfer is likely to expose the Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any subsidiary of the Company to adverse tax consequences or materially adverse legal or regulatory treatment in any jurisdiction or (ii) registration of such transfer under the Securities Act or under any blue sky or other U.S. state securities laws or under the laws of any jurisdiction is required and such registration has not been duly effected; provided, however, that in this case (ii) the Board shall be entitled to request and rely on an opinion of counsel (such counsel to be reasonably satisfactory to the Board) to the transferor or the transferee (and the Company shall not be obligated to pay any expenses of such counsel), in form and substance reasonably satisfactory to the Board, that no such registration is required, and the Board shall be obligated to register such transfer upon the receipt of such an opinion.  A proposed transferee will be permitted to dispose of any shares or warrants purchased that violate these restrictions and as to which registration of the transfer is refused.  The transferor of such shares or warrants shall be deemed to own such shares or warrants for dividend, voting and reporting purposes until a transfer of such shares has been registered on the Register of Members or such warrants has been registered on the applicable register of warrants.

(3)   Except in connection with an effective registration statement, a sale in accordance with Rule 144 of the shares of the Company after an initial public offering or in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which the shares are listed or traded from time to time, the Board may require any Member, or any Person proposing to acquire shares or warrants of the Company, to provide the information required by Bye-law 53.  If any such Member or proposed acquiror does not provide such information, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issuance or purchase of shares or warrants to which such request related.

(4)   If the Board declines to register a transfer it shall, within thirty (30) days after the date on which the instrument of transfer was lodged, send to the proposed transferor and transferee notice of such refusal.

(5)   Any purported transfer (except by operation of law) of any shares or warrants in contravention of any of the restrictions on transfer contained in these Bye-laws shall be void and of no effect.

66. Transfers by Joint Holders

The joint holders of any share(s) or warrant(s) may transfer such share(s) or warrant(s) to one or more of such joint holders, and the surviving holder or holders of any share(s) or warrant(s) previously held by them jointly with a deceased Member may transfer any such share or warrant to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

67. Representative of Deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognised by the Company as having any title to the deceased Member’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by such deceased Member with other Persons.  Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

68. Registration on Death or Bankruptcy

Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may  elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “D” in the Schedule hereto.  On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

69. Declaration of Dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

70. Other Distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

71. Reserve Fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

72. Deduction of Amounts Due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

CAPITALISATION

73. Issue of Bonus Shares

(1)   The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares, pro rata, to the Members.

(2)   The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

74. Records of Account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)                                  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

75. Financial Year-end

The financial year-end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

76. Financial Statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.  A resolution in writing made in accordance with Bye-law 42 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in general meeting.

AUDIT

77. Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.  Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

78. Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine, or, by the Board as permitted under the Act.

79. Vacation of Office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

80. Access to Books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

81. Report of the Auditor

(1)   Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2)   The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3)   The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda.  If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

82. Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose.  For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic-mail or other mode of representing words in a legible and non-transitory form.

83. Notices to Joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

84. Service and Delivery of Notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

85. Certain Subsidiaries

(1)   Notwithstanding any provision of these Bye-laws to the contrary, if (i) the voting rights of the Controlled Shares of any U.S. Person are adjusted pursuant to Bye laws 51(1) and 51(4) and (ii) the Company is required or entitled to vote with respect to the election of directors at a general meeting of any direct non-U.S. subsidiary of the Company that either (i) is an insurance company or (ii) has a direct or indirect subsidiary that is an insurance company, the Board shall refer the subject matter of such vote to the Members of the Company on a poll (subject to Bye-laws 50-53 (inclusive)) and seek authority from the Members for the Company’s corporate representative or proxy to vote in favour of the resolution proposed by the subsidiary.  The Board shall direct the Company’s corporate representative or proxy to vote the Company’s shares in the subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary.  The Board shall have authority to resolve any ambiguity.

(2)   The Board in its discretion shall require that the Bye-laws or Articles of Association or similar organizational documents of each subsidiary of the Company organized under the laws of a jurisdiction outside the United States of America, other than any non-U.S. subsidiary that is a direct or indirect subsidiary of a U.S. Person, shall contain provisions substantially similar to Bye-law 85(1) and this Bye-law 85(2).  The Company shall enter into agreements, as and when determined by the Board, with each such subsidiary, only if and to the extent reasonably necessary and permitted under applicable law, to effectuate or implement this Bye-law.

SEAL OF THE COMPANY

86. The Seal

The Company may adopt a seal in such form as the Board may from time to time determine.  The Board may adopt one or more duplicate seals for use in or outside Bermuda.

87. Manner in Which Seal is to be Affixed

(1)     A seal may, but need  not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.  Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, share or other security certificate.

(2)     A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

BENEFITS AND INSURANCE

88. Benefits and Insurance

(1)     The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by share options and incentive plans and loans to acquire shares (subject to obtaining any general or specific consent under the provision of Section 96 of the Act), by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director, Officer or employee of the Company or any of its subsidiaries, or affiliates and for any member of his or her family (including a spouse and a former spouse) or any individual who is or was dependent on him or her, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

(2)   Without prejudice to the provisions of Bye-laws 31 and 32, the Board shall have the power to purchase and maintain insurance for or for the benefit of any individuals who are or were at any time Directors, Officers, or employees of the Company, or of any of its subsidiaries or affiliates, or who are or were at any time trustees of any pension fund in which Directors, Officers or employees of the Company or any such subsidiary or affiliate are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such individuals in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary or pension fund.

(3)   No Director or former Director shall be accountable to the Company or the Members for any benefit provided pursuant to this Bye-law and the receipt of any such benefit shall not disqualify any individual from being or becoming a Director.

WINDING-UP

89. Determination to Liquidate/Winding-up/Distribution by Liquidator

Subject to the Act, the Company shall be wound up voluntarily by resolution of the Members; provided, that the Board shall have the power to present any petition and make application in connection with winding up or liquidation of the Company.  If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CERTAIN TAX PROVISIONS

90. Unrelated Business Taxable Income

The Company shall, and shall cause its Designated Companies to, undertake reasonable best efforts to ensure that neither the Company nor any Designated Company realises any income that causes any Member (or any interest holder, whether direct or indirect, in any Member) to realise “unrelated business taxable income” (“UBTI”) as determined under Section 512 of the Code.  The Company shall be deemed to have satisfied its obligation to undertake reasonable best efforts to ensure that a Member (or any interest holder, whether direct or indirect, in any Member) does not realise UBTI solely as a result of the Member being considered a “United States shareholder” (as defined in Section 951(b) of the Code) (but not as specially defined in Section 953(c) of the Code) of the Company by the due implementation of the provisions of Bye-law 51.

ALTERATION OF BYE-LAWS

91. Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members, in accordance with Bye-law 44.

SCHEDULE - FORM A (Intentionally Omitted)

SCHEDULE - FORM B (Bye-law 60)

NOTICE OF LIABILITY TO FORFEITURE FOR NON-PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the        day of         , 20   last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the        day of          , 20   last, the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of            per annum computed from the said         day of          , 20    last, on or before the         day of          , 20    next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this         day of               , 20

[Signature of Secretary]

By order of the  Board

SCHEDULE - FORM C (Bye-law 64) (Intentionally Omitted)

SCHEDULE - FORM D (Bye-law 68)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY
OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of members of Montpelier Re Holdings Ltd. in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this          day of            , 20

Signed by the above-named	)
[Person or Persons entitled]	)
in the presence of: )

Signed by the above-named	)
[transferee] )
in the presence of: